EXHIBIT 99.2

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


OVERVIEW


On September 27, 1999, the Company acquired all of the stock of Portable Software Solutions Limited ("PSS"), Portable Software Solutions (Maintenance) Limited ("Maintenance") and Trend Investments Limited ("Trend", and together with PSS and Maintenance, the "PSS Group"). The PSS Group is a leading provider of handheld terminal solutions to mobile workers in the U.K., primarily in the door-to-door insurance and dairy industries. The total purchase price was approximately $10.1 million, including approximately $5.9 million in cash, two notes payable of approximately $800,000 each and 1,591,984 unregistered common shares.

On September 22, 1999, the Company acquired all of the outstanding capital stock of ICS International AG ("ICS"), a leading provider in Germany of integrated high-end wireless data capture solutions to industrial users. The total consideration paid to ICS was $5,161,700 of which $3,570,000 was paid in cash at the closing and the balance was in the form of three notes payable of $531,000 each. In addition, the Company purchased ICS's headquarters located in Neu Anspach near Frankfurt, Germany for $1,593,000 of which $372,000 was paid in cash and the remainder was financed through mortgages, the principal amounts of which were $1,221,000.

Effective March 1, 2000, the Company acquired all of the outstanding capital stock of Data Control Systems, a provider of pick to light warehouse management systems located in New Jersey, and all of the net assets of its commonly owned sister company -DCS Capital Corp. (Capital and together "DCS") for approximately $14.3 million in cash.

In June 2000, the Company completed a merger with Positive Developments, Inc. ("PDI"), a designer of software solutions for supply chain applications, by exchanging 400,000 shares of its common stock (40,000 of which are held in escrow) for all of the common stock of PDI. Each share of PDI was exchanged for approximately 57.6 shares of Vertex common stock.

Also in June 2000, the Company completed a merger with Communication Services International, Incorporated ("CSI"), a designer and installer of wireless communications and cabling networks, by exchanging 1,317,647 shares of its common stock (50,000 of which are held in escrow) for all of the common stock of CSI. Each share of CSI was exchanged for approximately 941.2 shares of Vertex common stock.

In September 2000, Vertex acquired all the outstanding capital stock of Renaissance Software, Inc. ("RSI"), a developer of supply chain and warehouse management systems located in New York. As consideration, Vertex issued 3,571,144 of common stock (263,000 of which are held in escrow), which at the date of the transaction, had fair value of $13.42 per share. In addition, Vertex reserved 535,644 shares for issuance upon exercise of RSI stock options. These options are estimated to have a fair market value of $6,217,000.

The historical consolidated financial statements assume the PSS and ICS acquisitions closed effective September 30, 1999, the DCS acquisition closed effective March 1, 2000, and the RSI acquisition closed effective September 30, 2000. The Company has accounted for these acquisitions using the purchase method of accounting in accordance with APB No. 16 and accordingly, the Vertex historical financial statements include the results of operations from October 1, 1999 for PSS and ICS, and March 1, 2000 for DCS. The operating results for RSI will be included in the consolidated financial statements of Vertex beginning October 1, 2000.

The PDI and CSI mergers (the "Pooled Entities") were accounted for under the Pooling of Interest method in accordance with APB No. 16, and as a result, all prior period Vertex financial statements have been restated to reflect the Vertex operations with the Pooled Entities.

In addition, Vertex changed its year-end from July 31 to September 30, effective October 1, 1999.


PRO FORMA FINANCIAL STATEMENTS

The accompanying Vertex unaudited pro forma consolidated statement of operations for the year ended September 30, 1999 gives effect to the acquisitions of ICS, PSS, DCS, and RSI, and the financing thereof, as if all such transactions had occurred at the beginning of the fiscal year (October 1, 1998), and excludes the estimated in-process R&D write-off of $7.5 million related to the acquisition of RSI. In addition, the pro forma statement of operations includes the results of the Pooled Entities combined with Vertex (not previously presented), and does not include the results of two insignificant acquisitions made during fiscal 2000.

The accompanying Vertex unaudited pro forma consolidated statement of operations for the nine months ended June 30, 2000, gives effect to the acquisitions of DCS and RSI, and the financing thereof, as if such transactions had occurred at the beginning of the fiscal year (October 1, 1999), and excludes the estimated in-process R&D write-off of $7.5 million related to RSI. The nine month pro forma statement of operations does not reflect the results of two insignificant acquisitions for the periods prior to their purchase dates.

The accompanying unaudited pro forma consolidated balance sheet of Vertex as of June 30, 2000, gives effect to the acquisition of RSI, as if such transaction had occurred on June 30, 2000.

The pro forma consolidated financial statements are based upon certain assumptions and estimates, which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of the expected results in the future. The pro forma consolidated financial statements should be read in conjunction with Vertex's historical consolidated financial statements and the related notes.

VERTEX INTERACTIVE, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
YEAR ENDED SEPTEMBER 30, 1999



                                                                             PRIOR
                                                                         ACQUISITIONS          RSI           PROFORMA
                                VERTEX          PRIOR                      PROFORMA         PROFORMA       CONSOLIDATED
                             INTERACTIVE     ACQUISITIONS        RSI      ADJUSTMENTS      ADJUSTMENTS        VERTEX
                             --------------------------------------------------------------------------------------------
Sales                        $10,106,332     $38,032,477      $ 6,429,406                                    $54,568,215

Cost of Sales                  5,704,282      21,774,067        3,853,713                                     31,332,062
                             --------------------------------------------------------------------------------------------
Gross Margin                   4,402,050      16,258,410        2,575,693      --               --            23,236,153

Selling & Administrative       3,207,702      14,710,896        4,156,443   $ (105,154)(B)      221,755(E)    22,191,642
Research & Development           860,806         185,882        2,064,420                                      3,111,108
Amortization of Goodwill            --            --               --        1,353,864 (C)    9,600,000(G)    10,953,864
                            --------------------------------------------------------------------------------------------
Total operating expenses       4,068,508      14,896,778        6,220,863    1,248,710        9,821,755       36,256,614
                            --------------------------------------------------------------------------------------------
Operating Income                 333,542       1,361,632       (3,645,170)  (1,248,710)      (9,821,755)     (13,020,461)

Interest income                   62,989          92,877           20,720                                        176,586
Interest expense                  (7,191)       (224,039)        (199,757)     (93,463)(A)                      (524,450)
                             --------------------------------------------------------------------------------------------
Other income/(expense)            55,798        (131,162)        (179,037)     (93,463)           --            (347,864)
                             --------------------------------------------------------------------------------------------
Pre-tax income/(loss)            389,340       1,230,470       (3,824,207)  (1,342,173)      (9,821,755)     (13,368,325)

Income tax/(benefit)             549,753         322,484           (9,198)     251,086 (D)     (420,400)(H)      693,725
                             --------------------------------------------------------------------------------------------
Net Income (loss)              $(160,413)      $ 907,986      $(3,815,009)   (1,593,259)    $(9,401,355)    $(14,062,050)
                             ============================================================================================

Net Income (loss) per share of common stock
              Basic               ($0.02)                                                                         ($0.58)
            Diluted               ($0.02)                                                                         ($0.58)

Weighted Average number of shares outstanding
              Basic            7,498,529                                     13,094,269       3,571,144       24,163,942
            Diluted            7,498,529                                     13,094,269       3,571,144       24,163,942


See notes to pro forma consolidated financial statements.

Vertex Interactive, Inc.
Pro Forma Consolidated Statement of Operations
Nine Months Ended June 30, 2000

                                                                                    DCS            RSI               PROFORMA
                                    VERTEX                                       PROFORMA        PROFORMA          CONSOLIDATED
                                 INTERACTIVE          DCS           RSI         ADJUSTMENTS     ADJUSTMENTS           VERTEX
                                ------------------------------------------------------------------------------------------------
Sales                           $32,834,445        $6,163,512   $4,609,961                                         $43,607,918

Cost of Sales                    22,642,626         3,796,625    1,815,794                                          28,255,045
                                ------------------------------------------------------------------------------------------------
Gross Margin                     10,191,819         2,366,887    2,794,167          --             --               15,352,873

Selling & Administrative          8,966,431         1,022,189    2,883,332                       $  190,861(E)      13,062,813
Research & Development              901,292            91,500    1,993,336                                           2,986,128
Amortization of Goodwill            724,036              --        --           $ 255,235 (F)     7,200,000(G)       8,179,271
                                ------------------------------------------------------------------------------------------------
Total operating expenses         10,591,759         1,113,689    4,876,668        255,235         7,390,861         24,228,212
                                ------------------------------------------------------------------------------------------------
Operating Income                   (399,940)        1,253,198   (2,082,501)      (255,235)       (7,390,861)        (8,875,339)

Interest income                     210,186            11,019       54,948                                             276,153
Interest expense                   (364,517)            --        (249,205)                                           (613,722)
                                ------------------------------------------------------------------------------------------------
Other income/(expense)             (154,331)           11,019     (194,257)         --              --                (337,569)
                                ------------------------------------------------------------------------------------------------
Pre-tax income/(loss)              (554,271)        1,264,217   (2,276,758)      (255,235)       (7,390,861)        (9,212,908)

Income tax/(benefit)                276,447           405,251        9,572        100,636 (I)      (526,444)(H)        265,462
                                ------------------------------------------------------------------------------------------------
Net income (loss)                $ (830,718)       $  858,966  $(2,286,330)     $(355,871)      $(6,864,417)       $(9,478,370)
                                ================================================================================================

Net Income (loss) per share of common stock
                           Basic     ($0.04)                                                                            ($0.38)
                         Diluted     ($0.04)                                                                            ($0.38)

Weighted Average number of shares outstanding
                          Basic  19,924,440                                     1,341,333         3,571,144         24,836,917
                        Diluted  19,924,440                                     1,341,333         3,571,144         24,836,917




See notes to pro forma consolidated financial statements.

Vertex Interactive, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2000


                                                                                    Pro Forma            Pro Forma
                                                     Vertex           RSI           Adjustments        Consolidated
                                                  -----------------------------------------------------------------
CURRENT ASSETS:
Cash and cash equivalents                         $  7,198,688     $1,974,867                         $  9,173,555
Accounts receivable, net                             9,085,257      2,215,771                           11,301,028
Inventories, net                                     5,808,044         --                                5,808,044
Marketable securities                                   22,625         --                                   22,625
Prepaid expenses and other current assets            1,133,344         67,068                            1,200,412
                                                  -----------------------------------------------------------------
        Total current assets                        23,247,958      4,257,706           --              27,505,664
                                                  -----------------------------------------------------------------
PROPERTY, EQUIPMENT, AND CAPITAL LEASES
Property and Equipment                               4,914,678        373,735      $ (210,568)(J)        5,077,845
Capital Leases                                         398,104         --              --                  398,104
                                                  -----------------------------------------------------------------
   Total property, equipment and capital leases      5,312,782        373,735        (210,568)           5,475,949

Less: Accumulated depreciation and amortization     (2,010,244)      (210,568)        210,568 (J)       (2,010,244)
                                                  -----------------------------------------------------------------
Net property, equipment and capital leases           3,302,538        163,167             --             3,465,705
                                                  -----------------------------------------------------------------
OTHER  ASSETS:
Intangible Assets, net                              30,472,765          --         48,053,932 (J),(K)   78,526,697
Capitalized software, net                              567,536          --                --               567,536
Other assets                                           757,289         57,978         (41,634)(J)          773,633
                                                  -----------------------------------------------------------------
   Total other assets                               31,797,590         57,978      48,012,298           79,867,866
                                                  -----------------------------------------------------------------
   Total assets                                    $58,348,086     $4,478,851     $48,012,298         $110,839,235
                                                  =================================================================



CURRENT LIABILITIES:
Current portion of obligations under capital leases  $  225,644                -                          $   225,644
Bank credit lines                                     2,213,580                -                            2,213,580
Notes payable                                         2,078,671       $1,698,788      $  223,060(J)         4,000,519
Mortgage notes payable current portion                   76,546                -                               76,546
Accounts payable                                      4,713,406                -                            4,713,406
Loan payable former shareholder                         340,732                -                              340,732
Accrued expenses and other liabilities                5,349,773          841,640       1,700,000(J),(K)     7,891,413
Advances from customers                               1,078,358                -                            1,078,358
Deferred revenue                                      2,775,850        1,244,215                            4,020,065
                                                   ------------------------------------------------------------------
    Total current liabilities                        18,852,560        3,784,643       1,923,060           24,560,263
                                                   ------------------------------------------------------------------

LONG-TERM LIABILITIES:
Obligations under capital leases                        326,169                -                              326,169
Mortgage notes payable                                1,527,921                -                            1,527,921
Other long term liabilities                             132,844          126,580                              259,424
                                                   ------------------------------------------------------------------
   Total long-term liabilities                        1,986,934          126,580               -            2,113,514
                                                   ------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

Redeemable preferred stock                                    -        8,672,464      (8,672,464)(K)               -

STOCKHOLDERS' EQUITY:
Preferred stock                                                                                                    -
Common stock                                            112,211           12,412           5,444(K)          130,067
Additional paid-in capital                           42,704,653                -      54,139,010(K)       96,843,663
Accumulated deficit                                  (4,209,418)      (8,117,248)        617,248(K)      (11,709,418)
Accumulated other comprehensive income               (1,053,685)               -                          (1,053,685)
                                                   ------------------------------------------------------------------
                                                     37,553,761       (8,104,836)     54,761,702          84,210,627
Less: Treasury stock, 10,000 shares at cost             (45,169)               -                             (45,169)
                                                   ------------------------------------------------------------------
  Total stockholders' equity                         37,508,592       (8,104,836)     54,761,702          84,165,458
                                                   ------------------------------------------------------------------
   Total liabilities and stockholders' equity       $58,348,086       $4,478,851     $48,012,298         $110,839,235
                                                   ==================================================================


See notes to pro forma consolidated financial statements.



NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         1.       Background

         Until the acquisitions of ICS and PSS on September 22, 1999 and September 27, 1999, Vertex sold and distributed bar code scanners, printers, data collection terminals, software, automated card devices and precision weighing equipment to customers primarily within the United States. Vertex has also provided systems integration for turnkey automated data collection solutions in real-time systems and warehouse management systems. In addition, through the Netweave license agreement, Vertex has sold the Netweave middleware product. Through the acquisition of ICS and PSS, Vertex is now also a provider of integrated high-end wireless data capture solutions to industrial users and handheld terminal solutions to mobile workers, substantially in Germany, the United Kingdom and Ireland. A Form 8K Filing was made in September, 1999 and amended in December 1999 to present the audited financial statements of ICS and PSS and to present pro forma financial statements.

         Effective March 1, 2000, Vertex acquired all of the outstanding capital stock of DCS, a provider of pick to light warehouse management systems located in New Jersey. A Form 8K Filing was made in March, 2000 and amended in June 2000 to present the audited financial statements of DCS and to present pro forma financial statements.

         In September 2000, Vertex acquired all the outstanding capital stock of RSI, a developer of supply chain and warehouse management systems located in New York. As consideration, Vertex issued 3,571,144 of common stock (263,000 of which are held in escrow), which at the date of the transaction, had fair value of $13.42 per share. In addition, Vertex reserved 535,644 shares for issuance upon exercise of RSI stock options. These options are estimated to have a fair market value of $6,217,000.

         2.       Historical financial statements

         The historical data in these pro forma consolidated financial statements are derived from the accounting records of Vertex, ICS, PSS, DCS and RSI. The historical financial data presented in the pro forma consolidated statements of operations for the year ended September 30, 1999 represent the results of operations of (i) Vertex (including the Pooled Entities), ICS and PSS for the year ended September 30, 1999,
         (ii) DCS for its fiscal year ended November 30, 1999, and (iii) RSI for its fiscal year ended December 31, 1999. The historical financial data presented in the pro forma consolidated statement of operations for the nine months ended June 30, 2000 represent the results of operations of
         (i) Vertex for the nine months ended June 30, 2000 (which includes ICS, PSS and the Pooled Entities for the nine months ended June 30, 2000, and DCS for the period from March 1, 2000 to June 30, 2000) as previously reported, (ii) DCS for the five months ended February 29, 2000, and (iii) RSI for the nine months ended September 30, 2000. The historical financial data in the pro forma consolidated balance sheet as of June 30, 2000, represent the Vertex (including the Pooled Entities) and RSI historical balance sheets as of June 30, 2000, and September 30, 2000, respectively.

         3.       The acquisitions
                  a) The aggregate consideration paid by Vertex for ICS, PSS and
                     DCS, including transactions costs, was approximately $32.7 million. The purchase price was in excess of the fair market value of ICS, PSS and DCS net assets acquired as summarized below:


                     ICS purchase price                      $ 6,754,818
                     PSS purchase price                       10,087,300
                     DCS purchase price                       14,430,000
                     Transaction costs                         1,579,434
                                                             -----------
                                                              32,851,552

                     Fair market value of ICS, PSS
                     and DCS net assets acquired               3,914,732
                                                             -----------

                     Purchase price in excess of net
                     tangible assets acquired                $28,936,820
                                                             -----------
                                                             -----------


                  b) The aggregate consideration paid by Vertex for RSI,
                     including transaction costs, was approximately $55.9 million. Based on management's preliminary analysis, it is estimated that the purchase price was in excess of the fair market value of net assets acquired as summarized below:


           RSI purchase price                             $54,156,866
           Transaction costs                                1,700,000
                                                          -----------
                                                           55,856,866

           Fair market value of RSI net assets
           acquired                                           302,934
                                                          -----------
           Purchase price in excess of net tangible
           assets acquired                                 55,553,932

           Estimated in-process R&D write-off               7,500,000
                                                          -----------
           Intangible assets to be allocated based
           upon an independent valuation                  $48,053,932
                                                          ===========

         4. Pro forma adjustments

            Statement of operations:

              A) Record interest related to mortgage on building acquired.

              B) Record reversal of operating lease expense for the building net of depreciation expense on the building acquired.

              C) Record the amortization of the excess of cost over the fair value of net assets acquired using estimated useful lives of 25 years for ICS, PSS and DCS.

              D) Record additional income tax provision to reflect the
                 incremental tax provision resulting from the loss of the S-Corporation benefit.

              E) Record amortization of incremental deferred compensation expense for RSI stock options converted to Vertex stock options.

              F) Record additional amortization expense of the excess cost over net assets acquired for DCS.

              G) Record the amortization of the excess of cost over the fair value of net assets acquired using an estimated useful life of 5 years for RSI.

              H) Record adjustment to income tax provision to reflect federal benefit of consolidated U.S. tax return including losses of RSI.

              I) Record adjustment to income tax provision to reflect federal benefit of consolidated U.S. tax return, net of increase resulting from the loss of the S-Corporation benefit.

              Balance sheet:

              J) Record fair market value adjustments to certain RSI assets and liabilities.

              K) Record consideration paid by Vertex for RSI, elimination of
                 RSI's equity, write-off of in-process R&D, and purchase price in excess of net assets acquired.







         5.      Earnings per share


         Earnings (loss) per share is calculated by dividing the net income
         (loss) by the weighted average outstanding shares during the period.
         The weighted average shares outstanding during the period are calculated as follows:


                  a)       For the year ended September 30, 1999



                                                                                 Basic and
                                                                               Fully Diluted
                                                                               -------------

Average shares outstanding for the fiscal year ended September 30, 1999,
adjusted to reflect the shares issued to the Pooled Entities                     7,363,018

Issued in connection with the PSS acquisition, adjusted for 13 days
    outstanding in 1999                                                          1,197,575

Issued to Edwardstone and MidMark Capital, adjusted for 15 days
    outstanding in 1999                                                         10,020,205

Assumed number of private placement shares sold to fund DCS
    acquisition                                                                  2,012,000

Issued in connection with the RSI acquisition                                    3,571,144
                                                                               -----------

Pro forma average shares outstanding                                            24,163,942
                                                                               ===========


                  b)       For the nine months ended June 30, 2000



                                                                                 Basic and
                                                                               Fully Diluted
                                                                               -------------

Average shares outstanding per Vertex's June 30, 2000 financial
statements                                                                       19,924,440

Adjustment to reflect assumed private placement shares sold to fund
    DCS acquisition as if shares were sold on October 1, 1999                     1,341,333

Issued in connection with the RSI acquisition                                     3,571,144
                                                                                -----------

Pro forma average shares outstanding                                             24,836,917
                                                                                ===========